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                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 7, 1997 (except Note 14, as to which the date is September 10, 1998) to each of Amendment No. 1 to the Application for Conversion (Form AC) of Citizens Bank, FSB and Amendment No. 3 to the Registration Statement (Form S-1) and the related Prospectus of Innes Street Financial Corporation for the registration of shares of its common stock.

                                                /s/ Ernst & Young LLP

                                                Ernst & Young LLP

Winston-Salem, North Carolina
November 11, 1998